UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2019 (May 1, 2019)

LUMINEX CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-30109	74-2747608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12212 TECHNOLOGY BLVD., AUSTIN, TEXAS	78727
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (512) 219-8020

N/A
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value	LMNX	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 8.01. Other Events

On May 1, 2019, Thomas W. Erickson resigned as a member of the Compensation Committee of the Board of Directors (the “Board”) of Luminex Corporation (the “Company”), effective immediately. Mr. Erickson tendered this resignation in response to the concern expressed recently by Institutional Shareholder Services (“ISS”) over his service on the Compensation Committee, given his service as our interim president and chief executive officer from September 2002 until May 2004. This concern resulted in an ISS “WITHHOLD” recommendation (published April 29, 2019) with respect to Mr. Erickson’s election to the Board at the upcoming Annual Meeting of Stockholders to be held on May 16, 2019 (the “Annual Meeting”). The Board determined that Mr. Erickson is independent as defined in applicable Securities and Exchange Commission and Nasdaq rules. However, despite the Board's opinion that Mr. Erickson’s extensive qualifications make him an asset to the Compensation Committee and that his prior service as our interim president and chief executive officer from September 2002 until May 2004 (15 years ago) does not interfere with the exercise of independent judgment in his carrying out the responsibilities of a director and a member of the Compensation Committee, Mr. Erickson believed that since some of the Company’s stockholders may share the same concern as expressed by ISS, he should voluntarily resign from the Compensation Committee.

ISS has informed the Company that it will withdraw its “WITHHOLD” recommendation and provide a “FOR” recommendation if Mr. Erickson so resigns from service on the Compensation Committee. Mr. Erickson’s resignation from the Compensation Committee has no effect on his continued service as a member of the Board and he continues to be a nominee for election to the Board at the Annual Meeting. In addition, Jim D. Kever and Stephen Eck, M.D., Ph.D., who the Board has determined to be independent as defined in applicable Securities and Exchange Commission and Nasdaq rules, continue to serve on the Compensation Committee. The Board anticipates electing an additional qualifying director to serve on the Compensation Committee promptly following the Annual Meeting. For further clarity, Mr. Erickson’s resignation is not the result of a disagreement with any member of the Compensation Committee.

The information set forth herein supplements the Company’s proxy statement dated April 2, 2019 and is being furnished to holders of the Company’s common stock in connection with the solicitation of proxies on behalf of the Board for use at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2019	LUMINEX CORPORATION

	By:	/s/ Harriss T. Currie
	Name:	Harriss T. Currie
	Title:	Chief Financial Officer, Senior Vice President of Finance